THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: **October 12, 2010**

$165,000

4% UNSECURED SUBORDINATED PROMISSORY NOTE

THIS NOTE of Radiant Oil & Gas, Inc., a Nevada corporation, having a principal place of business at 9700 Richmond Avenue, Suite 124, Houston, Texas 77042 (the "Company"), designated as its 4% Unsecured Subordinated Promissory Note (the "Note").

FOR VALUE RECEIVED, the Company promises to pay to John M. Jurasin, or its registered assigns (the "Holder"), the principal sum of $165,000. The entire unpaid balance of this Note, including all unpaid accrued interest, shall be due and payable on demand at any time subsequent to the repayment in full of all outstanding indebtedness owed to Macquarie Bank Limited (MBL") pursuant to the terms of (i) the Amended and Restated Senior First Lien Secured Credit Agreement dated September 14, 2006 (as amended, supplemented, or modified from time to time, the "Rampant Lion Credit Agreement") by and between MBL and Rampant Lion Energy, LLC ("RLE") and (ii) the Amended and Restated Secured Credit Agreement dated April 30, 2008 (as amended, supplemented, or modified from time to time, the "Amber Credit Agreement") by and between MBL and Amber Energy, LLC ("AE").

Section 1. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

Section 2. This Note may be transferred or exchanged only in compliance with applicable federal and state securities laws and regulations. Prior to due presentment to the Company for transfer of this Note, the Company and any agent of the Company may treat the

Person in whose name this Note is duly registered on the Note register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 3. Events of Default.

(a) "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default in the payment of the principal amount of this Note when the same shall become due and payable, either at Maturity or by acceleration or otherwise; or

(ii) default shall be made in the payment of interest on this Note when the same becomes due and payable and the default continues for a period of five (5) business days; or

(iii) the Company shall fail to observe or perform any other covenant or agreement contained in this Note which failure is not cured, if possible to cure, within 10 calendar days after written notice of such default is sent by the Holder or by any other holder to the Company; or

(iv) the Company shall commence, or there shall be commenced against the Company a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company; or any corporate or other action is taken by the Company or any subsidiary thereof for the purpose of effecting any of the foregoing.

(b) If any Event of Default occurs, the full principal amount of this Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become immediately due and payable in cash.Commencing upon an

Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at the rate of 18% per annum, or such lower maximum amount of interest permitted to be charged under applicable law. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Note holder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 4. This Note is a direct obligation of the Company, and the obligation of the Company to repay this Note is absolute and unconditional, but is expressly subordinated to (i) all currently outstanding secured indebtedness of the Company outstanding on the date hereof (ii) all outstanding indebtedness of RLE and AE pursuant to the terms of the Rampant Lion Credit Agreement and Amber Credit Agreement. Holder is assuming by virtue of such subordination and Holder's further agreement evidenced hereby that no recourse shall be had for the payment of the principal of, or interest on the Note, or for any claim based hereon, or otherwise in respect hereof, against any shareholder, officer or director, as such, past, present or future, of the Company, its subsidiaries or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the express terms hereof and as part of the consideration for the repayment terms here or hereof, expressly waived and released.

Section 5. Interest on the amount advanced will accrue on this Note until the Maturity Date at the rate of four percent (4% per annum), and be payable on the Maturity Date. If any portion of this Note is outstanding on the Maturity Date, interest at the rate of eighteen percent (18%) per annum or the highest rate allowed by law, whichever is lower, shall accrue on the outstanding principal of this Note from the Maturity Date to and including the date of payment by the Company. All past due interest shall accrue on a daily basis and shall be payable in cash. The Holder may demand payment of all or any part of this Note, together with accrued interest, if any, and any other amounts due hereunder, as of the Maturity Date or any date thereafter.

Section 6. This Note shall be an unsecured obligation of the Company.

Section 7. Any payment made by the Company to the Holder, on account of this Note shall be applied in the following order of priority: (i) first, to any amounts other than principal and accrued interest, if any, hereunder, (ii) second, to accrued interest, if any, through and including the date of payment, and (iv) then, to principal of the Note.

Section 8. The outstanding principal of the loan evidenced by this Note may be prepaid without penalty at any time.

Section 9. This Note shall be governed by and interpreted in accordance with the laws of the State of Texas for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the state courts of the State of Texas located in Harris County and and the United States District Court for the Southern District of Texas in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non convenes, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under this Note. The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with this Agreement or the Note

Section 10. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any notice of conversion, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above or such other address or facsimile number as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. Houston, Texas time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (Houston, Texas time) on any date and earlier than 11:59 p.m. (Texas time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

Section 11. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

Section 12. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or

circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

RADIANT OIL & GAS, INC.

Brian E. Rodriguez

By: ______________________
Name: Brian E. Rodriguez
Title: Director